[EXHIBIT 23]

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 2-66214, 33-23952, 33-25455, 33-
25454, 33-28396, 33-30599, 2-91519, 33-60428, 33-60426) of Union Camp
Corporation of our report dated February 11, 1994, except as to Note 13, which was as of February 22, 1994, appearing on page 31 of the 1993 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 27 of this Form 10-K.


PRICE WATERHOUSE

Morristown, New Jersey
March 24, 1994
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